Exhibit 99.1

Bumble Inc. Announces First Quarter 2025 Results

Total Revenue Decreased 8% to $247 Million

Bumble App Revenue Decreased 6% to $202 Million

Bumble App Paying Users Decreased 1% to 2.7 Million; Declined 104,000 Quarter Over Quarter

AUSTIN, Texas, May 7, 2025 - Bumble Inc. (NASDAQ: BMBL) today reported financial results for the first quarter ended March 31, 2025.

“Since I returned in mid-March, we have set an accelerated path to return to sustainable, long-term growth,” said Whitney Wolfe Herd, Founder & CEO of Bumble Inc. “We are strengthening our member base and delivering a more intentional experience with more quality and relevant matches, enhanced by technology and product innovation. We’ve also strengthened our team and are working to drive greater productivity and efficiency across the organization. Our path forward is clear and we are focused on maximizing long-term value for both our members and shareholders.”

First Quarter 2025 Financial and Operational Highlights:

(All comparisons relative to the First Quarter 2024)

•
Total Revenue decreased 7.7% to $247.1 million, compared to $267.8 million. This includes an unfavorable impact of $5.9 million from foreign currency movements year over year.
o
Bumble App Revenue decreased 6.5% to $201.8 million, compared to $215.8 million. This includes an unfavorable impact of $4.2 million from foreign currency movements year over year.
o
Badoo App and Other Revenue decreased 13.0% to $45.3 million, compared to $52.0 million. This includes an unfavorable impact of $1.7 million from foreign currency movements year over year.
•
Total Paying Users remained relatively flat at approximately 4.0 million.
•
Total Average Revenue per Paying User ("ARPPU") decreased to $20.24, compared to $21.84.
•
Net earnings were $19.8 million, or 8.0% of revenue, compared to net earnings of $33.9 million, or 12.6% of revenue.
•
Adjusted EBITDA was $64.4 million, or 26.1% of revenue, compared to $74.0 million, or 27.6% of revenue.

Information about Bumble's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

“The Bumble team executed with discipline in the first quarter and reached the high end of our financial outlook,” said Ron Fior, Interim CFO of Bumble Inc. “We believe Bumble is a strong business with solid cash flow and a healthy balance sheet. We will continue to prioritize efficiency, with short-term margin benefits expected as we optimize our marketing spend during this phase of our member base and product improvement initiatives. We remain focused on optimizing profitability as we work to reignite sustainable growth and value creation.”

Key Operating Metrics:

The following metrics were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates. As of March 31, 2025, Geneva had not generated any revenue, and therefore, is excluded from our key operating metrics. Please refer to the Definitions section for more information.

(In thousands, except ARPPU)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Bumble App Paying Users	2,708.4	2,730.0
Badoo App and Other Paying Users	1,306.3	1,294.3
Total Paying Users	4,014.7	4,024.3
Bumble App Average Revenue per Paying User	$24.84	$26.34
Badoo App and Other Average Revenue per Paying User	$10.72	$12.35
Total Average Revenue per Paying User	$20.24	$21.84

Balance Sheet:

As of March 31, 2025, total cash and cash equivalents were $202.2 million and total debt was $616.1 million.

Financial results will not be final until Bumble files its Quarterly Report on Form 10-Q for the period. Amounts included in our balance sheet for the “additional paid-in capital” and “accumulated other comprehensive income” are subject to change and the final amounts will be disclosed within our to be filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Share Repurchase Program:

During the first quarter of 2025, the Company repurchased $28.7 million of shares of Class A common stock under our previously announced $450.0 million share repurchase program. As of March 31, 2025, a total of $50.1 million remained available for repurchase under the program.

Financial Outlook:

A reconciliation of Adjusted EBITDA to GAAP net earnings (loss) and Adjusted EBITDA margin growth to GAAP net earnings (loss) margin growth which is growth in GAAP net earnings (loss) as a percentage of revenue has not been provided for the outlook included herein as the quantification of certain items included in the calculation of GAAP net earnings (loss) cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain legal, tax and regulatory reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results.

Bumble anticipates the following for the second quarter ending June 30, 2025:

Second Quarter 2025:

•
Total Revenue in the range of $235 million to $243 million, which includes:
o
Bumble App Revenue of $193 million to $199 million.
•
Adjusted EBITDA of $79 million to $84 million.

Actual results may differ materially from Bumble’s financial outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

Bumble will host a live webcast of its conference call to discuss its first quarter 2025 financial results at 4:30 p.m. Eastern Time today, May 7, 2025. A webcast of the call and other information related to the call will be accessible on the Investors section of the Company’s website at https://ir.bumble.com. A webcast replay will be available approximately two hours after the conclusion of the live event.

Definitions

As used in this press release, unless otherwise noted or the context requires otherwise, the following terms have the following meanings. Our key metrics (Bumble App Paying Users, Badoo App and Other Paying Users, Total Paying Users, Bumble App Average Revenue per Paying User, Badoo App and Other Average Revenue per Paying User, and Total Average Revenue per Paying User) were calculated excluding paying users and revenue generated from Official, advertising and partnerships or affiliates. As of March 31, 2025, Geneva had not generated any revenue, and therefore, is excluded from our key operating metrics.

Total Revenue is the sum of Bumble App Revenue and Badoo App and Other Revenue.

Total Paying Users is the sum of Bumble App Paying Users and Badoo App and Other Paying Users.

Total Average Revenue per Paying User or Total ARPPU is a metric calculated based on Total Revenue in any measurement period divided by the Total Paying Users in such period divided by the number of months in the period.

Bumble App Revenue is revenue derived from purchases or renewals of a Bumble app or Bumble For Friends app subscription plan and/or in-app purchases on Bumble app or Bumble For Friends app in the relevant period.

Bumble App Paying User is a member that has purchased or renewed a Bumble app or Bumble For Friends app subscription plan and/or made an in-app purchase on Bumble app or Bumble For Friends app in a given month. We calculate Bumble App Paying Users as a monthly average, by counting the number of Bumble App Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Bumble App Average Revenue per Paying User or Bumble App ARPPU is a metric calculated based on Bumble App Revenue in any measurement period, divided by Bumble App Paying Users in such period divided by the number of months in the period.

Badoo App and Other Revenue is revenue derived from purchases or renewals of a Badoo app subscription plan and/or in-app purchases on Badoo app in the relevant period, purchases on one of our other apps that we owned and operated in the relevant period, purchases on other third party apps that used our technology in the relevant period and advertising, partnerships or affiliates revenue in the relevant period.

Badoo App and Other Paying User is a member that has purchased or renewed a subscription plan and/or made an in-app purchase on Badoo app in a given month or made a purchase on one of our other apps that we owned and operated in a given month, or made a purchase on other third-party apps that used our technology in the relevant period. We calculate Badoo App and Other Paying Users as a monthly average, by counting the number of Badoo App and Other Paying Users in each month and then dividing by the number of months in the relevant measurement period.

Badoo App and Other Average Revenue per Paying User or Badoo App and Other ARPPU is a metric calculated based on Badoo App and Other Revenue in any measurement period divided by Badoo App and Other Paying Users in such period divided by the number of months in the period.

Non-GAAP Financial Measures

We report our financial results in accordance with GAAP, however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We believe Adjusted EBITDA provides visibility to the underlying continuing operating performance by excluding the impact of certain expenses, including income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expenses, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and costs associated with restructuring, as management does not believe these expenses are representative of our core earnings. We also provide Adjusted EBITDA margin, which is calculated as Adjusted EBITDA divided by revenue. In addition to Adjusted EBITDA and Adjusted EBITDA margin, we believe free cash flow and free cash flow conversion provide useful information regarding how cash provided by (used in) operating activities compares to the capital expenditures required to maintain and grow our business, and our available liquidity, after funding such capital expenditures, to service our debt, fund strategic initiatives, effectuate discretionary share repurchases and strengthen our balance sheet, as well as our ability to convert our earnings to cash. Additionally, we believe such metrics are widely used by investors, securities analysts, ratings agencies and other parties in evaluating liquidity and debt-service capabilities. We calculate free cash flow and free cash flow conversion using methodologies that we believe can provide useful supplemental information to help investors better understand underlying trends in our business.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, have limitations as analytical tools and should not be considered in isolation, or as substitutes for analysis of our operating results as reported under GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is defined as net earnings (loss) excluding income tax (benefit) provision, interest and derivative (gains) losses, net, depreciation and amortization expense, stock-based compensation expense, employer costs related to stock-based compensation, foreign exchange (gain) loss, changes in fair value of contingent earn-out liability, investments in equity securities, transaction and other costs, litigation costs net of insurance reimbursements that arise outside of the ordinary course of business, tax receivable agreement liability remeasurement (benefit) expense, impairment loss, and restructuring costs.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Free cash flow conversion represents free cash flow as a percentage of Adjusted EBITDA.

Operating cash flow conversion represents net cash provided by (used in) operating activities as a percentage of net earnings (loss).

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements reflecting the current views of management of Bumble Inc. with respect to, among other things, our operations, our financial performance, our industry and our business and other non-historical statements, including without limitation statements related to our strategic plans and initiatives (including our marketing approach, product releases and revenue strategy) and the statements in the “Financial Outlook” section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believe(s),” “expect(s),” “potential,” “continue(s),” “may,” “will,” “should,” “could,” “would,” “seek(s),” “predict(s),” “intend(s),” “trends,” “plan(s),” “estimate(s),” “anticipate(s),” “projection,” “will likely result” and or the negative version of these words or other comparable words of a future or forward-looking nature. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include, but are not limited to, the following:

•
our ability to retain existing members or attract new members and to convert members to paying users (including as a result of shifts in strategy)
•
competition and changes in the competitive landscape of our market
•
our ability to distribute our dating products through third parties, such as Apple App Store or Google Play Store, and offset related fees
•
our ability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture, including as such factors may be impacted by our global workforce reduction in 2024 (and any potential future reductions in workforce) and efforts to restructure our operations
•
our ability to maintain the value and reputation of our brands
•
risks relating to changes to our existing brands and products, or the introduction or acquisition of new brands or products
•
risks relating to certain of our international operations, including geopolitical conditions and successful expansion into new markets
•
the impact of data security breaches or cyber attacks on our systems and the costs of remediation related to any such incidents
•
challenges with properly managing the use of artificial intelligence
•
our ability to obtain, maintain, protect and enforce intellectual property rights and successfully defend against claims of infringement, misappropriation or other violations of third-party intellectual property
•
our ability to comply with complex and evolving U.S. and international laws and regulations relating to our business, including data privacy laws
•
our substantial indebtedness
•
affiliates of Blackstone Inc.’s (“Blackstone”) and our Founder’s control of us
•
the outsized voting rights of Blackstone and our Founder
•
the risk that we may experience impairments to our goodwill and intangible assets as a result of a number of factors, some of which are beyond our control
•
risks relating to the market price volatility of our Class A common stock, which could limit our ability to make acquisitions and retain key personnel and employees, and result in dilution if our stock-based compensation programs issue increased numbers of shares because of a depressed stock price or could result in increased cash compensation expense in the event that we shift the mix of incentive compensation in favor of cash-based awards over equity-based awards
•
changes in business or macroeconomic conditions, including the impact of lower consumer confidence in our business or in the online dating industry generally, recessionary conditions, increased unemployment rates, stagnant or declining wages, changes in inflation or interest rates, geopolitical events (such as trade wars), political unrest, armed conflicts, including conflicts in Eastern Europe and the Middle East, widespread health emergencies or pandemics and measures taken in response, extreme weather events or natural disasters
•
foreign currency exchange rate fluctuations

For additional information on these and other factors that could cause Bumble’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2025, as such factors may be updated from time to time in our subsequent periodic filings, which are accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Bumble

Bumble Inc. is the parent company of Bumble, Badoo, Bumble For Friends, and Geneva. The Bumble platform brings people closer to love by enabling them to build healthy relationships. Founded by Whitney Wolfe Herd in 2014, Bumble was one of the first dating apps built with women at the center and connects people across dating (Bumble Date), friendship (Bumble For Friends) and professional networking (Bumble Bizz). Badoo, which was founded in 2006, was one of the pioneers of web and mobile dating products. Bumble For Friends is a friendship app where people in all stages of life can meet people nearby and create meaningful platonic connections. Geneva is a group and community app for people to connect based on shared interests.

Investor Contact

ir@team.bumble.com

Media Contact

press@team.bumble.com

Bumble Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share information)

(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$202,243	$204,319
Accounts receivable (net of allowance of $103 and $103, respectively)	98,059	99,687
Other current assets	37,551	38,236
Total current assets	337,853	342,242
Right-of-use assets	10,872	11,232
Property and equipment (net of accumulated depreciation of $24,016 and $21,811, respectively)	7,889	8,495
Goodwill	1,387,713	1,386,229
Intangible assets, net	738,970	748,906
Deferred tax assets, net	15,434	16,300
Other noncurrent assets	9,561	11,483
Total assets	$2,508,292	$2,524,887
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$4,803	$6,609
Deferred revenue	41,682	43,411
Accrued expenses and other current liabilities	67,227	82,800
Current portion of long-term debt, net	5,750	5,750
Total current liabilities	119,462	138,570
Long-term debt, net	610,376	611,346
Deferred tax liabilities, net	777	777
Payable to related parties pursuant to a tax receivable agreement	399,702	400,926
Other long-term liabilities	23,734	24,214
Total liabilities	1,154,051	1,175,833
Commitments and contingencies
Shareholders’ Equity:
Class A common stock (par value $0.01 per share, 6,000,000,000 shares authorized; 103,193,444 shares issued and outstanding as of March 31, 2025; 107,107,632 shares issued and outstanding as of December 31, 2024)	1,032	1,071
Class B common stock (par value $0.01 per share, 1,000,000 shares authorized; 20 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	—	—
Preferred stock (par value $0.01; authorized 600,000,000 shares; no shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	1,422,193	1,453,483
Accumulated deficit	(687,648)	(701,092)
Accumulated other comprehensive income	78,937	71,073
Total Bumble Inc. shareholders’ equity	814,514	824,535
Noncontrolling interests	539,727	524,519
Total shareholders’ equity	1,354,241	1,349,054
Total liabilities and shareholders’ equity	$2,508,292	$2,524,887

Note: “Additional paid-in capital” and “accumulated other comprehensive income” are subject to change and the final amounts will be disclosed within our to be filed Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Bumble Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share information)

(Unaudited)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Revenue	$247,101	$267,775
Operating costs and expenses:
Cost of revenue	73,353	81,289
Selling and marketing expense	59,734	63,617
General and administrative expense	21,644	20,856
Product development expense	34,504	36,017
Depreciation and amortization expense	9,585	17,206
Impairment loss	3,631	—
Total operating costs and expenses	202,451	218,985
Operating earnings	44,650	48,790
Interest expense, net	(12,049)	(8,918)
Other income (expense), net	(6,762)	1,475
Income before income taxes	25,839	41,347
Income tax provision	(6,008)	(7,474)
Net earnings	19,831	33,873
Net earnings attributable to noncontrolling interests	6,387	9,256
Net earnings attributable to Bumble Inc. shareholders	$13,444	$24,617
Net earnings per share attributable to Bumble Inc. shareholders
Basic earnings per share	$0.13	$0.19
Diluted earnings per share	$0.13	$0.19

Bumble Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Cash flows from operating activities:
Net earnings	$19,831	$33,873
Adjustments to reconcile net earnings to net cash provided by operating activities:
Impairment loss	3,631	—
Depreciation and amortization expense	9,585	17,206
Changes in fair value of interest rate swaps	2,636	(1,578)
Changes in fair value of contingent earn-out liability	(2,282)	(15,689)
Non-cash lease expense	790	894
Tax receivable agreement liability remeasurement expense	857	230
Deferred income tax	1,327	164
Stock-based compensation expense	4,138	26
Net foreign exchange difference	10,860	145
Other, net	1,058	(3,237)
Changes in assets and liabilities:
Accounts receivable	(720)	3,566
Other current assets	1,559	(4,267)
Accounts payable	(1,977)	3,386
Deferred revenue	(1,729)	(1,973)
Legal liabilities	—	(17,315)
Lease liabilities	(888)	(386)
Accrued expenses and other current liabilities	(5,475)	(12,880)
Other, net	44	255
Net cash provided by operating activities	43,245	2,420
Cash flows from investing activities:
Capital expenditures	(2,411)	(2,801)
Net cash used in investing activities	(2,411)	(2,801)
Cash flows from financing activities:
Repayment of term loan	(1,438)	(1,438)
Distributions paid to noncontrolling interest holders	(7)	(2,721)
Share repurchases	(28,682)	(62,108)
Purchase of Common Units	—	(22,155)
Withholding tax paid on behalf of employees on stock-based awards	(3,422)	(5,944)
Payments on tax receivable agreement	(8,917)	—
Net cash used in financing activities	(42,466)	(94,366)
Effects of exchange rate changes on cash and cash equivalents	328	1,598
Net decrease in cash and cash equivalents and restricted cash	(1,304)	(93,149)
Cash and cash equivalents and restricted cash, beginning of the period	207,062	359,202
Cash and cash equivalents and restricted cash, end of the period	205,758	266,053
Less restricted cash	(3,515)	(3,354)
Cash and cash equivalents, end of the period	$202,243	$262,699

Bumble Inc.

Reconciliation of GAAP to NON-GAAP Financial Measures

(Unaudited)

Reconciliation of Net Earnings to Adjusted EBITDA and Reconciliation of Net Cash Provided By Operating Activities to Free Cash Flow

(In thousands, except percentages)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Net earnings	$19,831	$33,873
Add back:
Income tax provision	6,008	7,474
Interest and derivative (gains) losses, net(1)	12,049	7,340
Depreciation and amortization expense	9,585	17,206
Stock-based compensation expense	4,138	26
Employer costs related to stock-based compensation(2)	705	1,387
Litigation costs, net of insurance reimbursements(3)	1,287	5,236
Foreign exchange loss(4)	6,017	—
Restructuring costs(5)	1,210	16,616
Transaction and other costs(6)	1,313	337
Changes in fair value of contingent earn-out liability	(2,282)	(15,689)
Changes in fair value of investments in equity securities	51	3
Tax receivable agreement liability remeasurement expense(7)	857	230
Impairment loss(8)	3,631	—
Adjusted EBITDA	$64,400	$74,039
Net earnings margin	8.0%	12.6%
Adjusted EBITDA margin	26.1%	27.6%

Net cash provided by operating activities	$43,245	$2,420
Less:
Capital expenditures	(2,411)	(2,801)
Free cash flow	$40,834	$(381)
Operating cash flow conversion	218.1%	7.1%
Free cash flow conversion	63.4%	(0.5)%

(1)
Includes interest income received on money market funds and interest rate swaps, fair value changes in interest rate swaps, and interest expense incurred in connection with our long-term debt.
(2)
Represents employer portion of Social Security and Medicare payroll taxes domestically, National Insurance contributions in the United Kingdom and comparable costs internationally related to the settlement of equity awards.
(3)
Represents certain litigation costs, net of insurance proceeds, associated with pending litigations or settlements of litigation that arise outside of the ordinary course of business.
(4)
Represents foreign exchange loss due to foreign currency transactions.
(5)
Represents costs associated with discontinuing the operations of the Fruitz and Official apps and our restructuring plan announced in February 2024, such as severance, benefits and other related costs.
(6)
Represents transaction costs primarily related to acquisitions.
(7)
Represents recognized adjustments to the tax receivable agreement liability.
(8)
Represents impairment charges to the Official asset group in the first quarter of 2025.

Supplementary Information (Unaudited)

Stock-Based Compensation Expense

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Cost of revenue	$154	$545
Selling and marketing expense	(839)	(2,862)
General and administrative expense	(3,894)	$(1,506)
Product development expense	8,717	3,849
Total stock-based compensation expense	$4,138	$26

Reconciliation of GAAP costs and expenses to non-GAAP costs and expenses by function

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Cost of revenue GAAP	$73,353	$81,289
Stock-based compensation expense	(154)	(545)
Employer costs related to stock-based compensation	(25)	(64)
Restructuring costs	(36)	(920)
Transaction and other costs	(85)	(144)
Cost of revenue non-GAAP	$73,053	$79,616

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Selling and marketing expense GAAP	$59,734	$63,617
Stock-based compensation expense	839	2,862
Employer costs related to stock-based compensation	(39)	(139)
Restructuring costs	(195)	(3,084)
Selling and marketing expense non-GAAP	$60,339	$63,256

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
General and administrative expense GAAP	$21,644	$20,856
Changes in fair value of contingent earn-out liability	2,282	15,689
Litigation costs, net of insurance proceeds	(1,287)	(5,236)
Stock-based compensation expense	3,894	1,506
Employer costs related to stock-based compensation	(219)	(475)
Restructuring costs	(75)	(4,591)
Transaction and other costs	(408)	(193)
General and administrative expense non-GAAP	$25,831	$27,556

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Product development expense GAAP	$34,504	$36,017
Stock-based compensation expense	(8,717)	(3,849)
Employer costs related to stock-based compensation	(422)	(709)
Restructuring costs	(904)	(8,021)
Transaction and other costs	(820)	—
Product development expense non-GAAP	$23,641	$23,438

(In thousands)	Three Months Ended March 31, 2025	Three Months Ended March 31, 2024
Total operating costs and expenses GAAP	$202,451	$218,985
Impairment loss	(3,631)	—
Depreciation and amortization expense	(9,585)	(17,206)
Changes in fair value of contingent earn-out liability	2,282	15,689
Litigation costs, net of insurance proceeds	(1,287)	(5,236)
Stock-based compensation expense	(4,138)	(26)
Employer costs related to stock-based compensation	(705)	(1,387)
Restructuring costs	(1,210)	(16,616)
Transaction and other costs	(1,313)	(337)
Total operating costs and expenses non-GAAP	$182,864	$193,866